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                            DeGOLYER AND MacNAUGHTON
                                ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206



                                  May 15, 1997



Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

        In connection with Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement No. 333-13791 on Form S-4 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about May 15, 1997, by Enron Corp., DeGolyer and MacNaughton (D & M) hereby consents to the incorporation in the Registration Statement of the references to D & M and to the opinions delivered to Enron Oil & Gas Company (the Company) regarding the comparison of reserves estimates prepared by D & M with those furnished by the Company. D & M's estimates of proved oil, condensate, natural gas liquids, and natural gas reserves, as of January 1, 1995, December 31, 1995, and December 31, 1996, of selected properties owned by the Company are contained in the letter reports dated January 13, 1995, January 22, 1996, and January 17, 1997, respectively. The opinions are referred to in the section "Oil and Gas Exploration and Production Properties and Reserves--Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, and in Note 19 to the consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1996. D & M also consents to the incorporation by reference in the Registration Statement of the letter report dated January 17, 1997, which is included as Exhibit 23.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996. D & M also consents to the references to D & M in the section "Experts" in the Prospectus that is part of the Registration Statement.

                                        Very truly yours,

                                        /s/ DeGOLYER and MacNAUGHTON
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                                        DeGOLYER and MacNAUGHTON